UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2017

ATVROCKN

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-54739	27-4594495
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

2251 N Rampart Blvd #207, Las Vegas NV 89128

(Address of principal executive offices)

(573) 207-5517

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Frank William Rycraft, Jr.

Effective June 19, 2017, Frank William Rycraft, Jr. resigned as the President, Chief Executive Officer, Secretary and Director of ATVROCKN (the “Company”).  Mr. Rycraft’s resignation is for personal reasons and not in connection with any known disagreement with the Company on any matter.

Appointment of Clinton L. Stokes III

Effective June 19, 2017, the Board appointed Clinton L. Stokes III as the Company’s President, Chief Executive Officer, Secretary and Chairman of the Board.

Clinton L. Stokes III, age 43, honed his management experience in the Mortgage industry where he started from the ground up to management of over 60 Sales and Operations personnel in multiple locations consistently generating over $400 million in monthly production, including working many years with Prospect, a mortgage loan company, which was ultimately acquired by a private equity group.  Realizing that there was more opportunity in working for himself, in 2010 he began his career as a Serial Entrepreneur and widened his business endeavors to include Hard Money Lending, Residential and Commercial Real Estate Investments, Credit Card Processing and Food Service businesses. Management believes this skill set is a good fit for the Company.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATVROCKN

Date: June 19, 2017	By: /s/ CLINTON L. STOKES III
Clinton L. Stokes III
President, Chief Executive Officer, Secretary and Chairman of the Board